Miranda Hunter (Investor Contact):	(441) 205-2635;	investorrelations@axiscapital.com
Nichola Liboro (Media Contact):	(212) 940-3394;	nichola.liboro@axiscapital.com

AXIS CAPITAL REPORTS FOURTH QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $41 MILLION, or $0.48 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $167 MILLION, or $1.95 PER DILUTED COMMON SHARE

For the fourth quarter of 2022, the Company reports:
•Annualized return on average common equity ("ROACE") of 4.2% and annualized operating ROACE of 16.9%
•Book value per diluted common share of $46.95, an increase of $3.45, or 7.9%, compared to September 30, 2022

For the year ended 2022, the Company reports:
•Net income available to common shareholders of $193 million, or $2.25 per diluted common share, and operating income of $498 million, or $5.81 per diluted common share
•Improvement of 1.7 points in the combined ratio to 95.8%
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, of $403 million, or 7.8 points, compared to $443 million, or 9.5 points, in 2021
•Return on average common equity ("ROACE") of 4.3% and operating ROACE of 11.1%

Pembroke, Bermuda, January 25, 2023 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the fourth quarter ended December 31, 2022.
Commenting on the fourth quarter 2022 financial results, Albert Benchimol, President and CEO of AXIS Capital, said:

"This was a strong quarter to cap a milestone year for AXIS, one in which we emerged as a leading specialty underwriter that is well-positioned to drive consistent, profitable growth in our chosen markets. This was evidenced in our fourth quarter and full year results which speak to the work that we’ve done in prior years to transform our business, enabling us to grow in profitable specialty markets, reduce our exposure to catastrophes, and create a more agile and responsive operating infrastructure.

"During a year where the industry was again negatively impacted by heavy catastrophe activity, the Russia-Ukraine War, and financial and social inflation, we improved our combined ratio by 1.7 points to 95.8%, continuing a multi-year improvement in our core performance. Moreover, during the year, we continued to advance the positive momentum in our results, generating record premium production, a lower expense ratio, and increased underwriting income.

"Our specialty insurance business continued to deliver stellar performance, producing improvement across virtually all metrics in the quarter and the year, and we advanced our leadership position in specialty markets that are expected to remain attractive in 2023 and beyond. In addition, during the year and quarter, we took critical steps forward to focus AXIS Re as a specialist reinsurer and had a good 1.1 renewal period which speaks to the strength of our customer relationships and the value that we bring to the market. Stepping back, as we look to the future, we believe AXIS is exceedingly well-positioned to compete in a market where there is consistent and rising demand for specialty coverage.

"Finally, I would like to extend a heartfelt thank you to our colleagues, customers, shareholders, analysts, and our board of directors. In a few short months, after having served as President and CEO of AXIS for eleven years, I will transition the role to Vince Tizzio. I couldn’t be more proud of what our team has accomplished nor more excited for the path that we’re on. Moreover, in Vince, we have an excellent leader with a strong vision for the future and the dynamism and tenacity to make it happen. We look to the year ahead with confidence as we begin an exciting new chapter for AXIS."

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Results*

•Net income available to common shareholders for the fourth quarter of 2022 was $41 million, or $0.48 per diluted common share, compared to net income available to common shareholders of $197 million, or $2.31 per diluted common share, for the fourth quarter of 2021.
•Net income available to common shareholders for the year ended December 31, 2022 was $193 million, or $2.25 per diluted common share, compared to net income available to common shareholders of $588 million, or $6.90 per diluted common share, for the same period in 2021.
•Operating income1 for the fourth quarter of 2022 was $167 million, or $1.95 per diluted common share1, compared to operating income of $182 million, or $2.13 per diluted common share, for the fourth quarter of 2021.
•Operating income for the year ended December 31, 2022 was $498 million, or $5.81 per diluted common share, compared to operating income of $436 million, or $5.12 per diluted common share, for the same period in 2021.
•Corporate expenses attributable to executive-related compensation costs associated with the transition in our senior leadership were $15 million, for the fourth quarter of 2022.
•Net financial impact of $11 million related to loss portfolio transfer reinsurance agreements including adverse prior year reserve development of $5 million and acquisition costs of $6 million.
•Reorganization expenses mainly related to the exit from catastrophe and property reinsurance lines of business were $9 million, for the fourth quarter of 2022. Reorganization expenses are excluded from operating income.
•Our fixed income portfolio book yield was 3.5% at December 31, 2022. The market yield was 5.6% at December 31, 2022.
•Adjusted for net unrealized investment losses of $744 million, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share of $55.49 at December 31, 2022.
•Adjusted for dividends declared, book value per diluted common share increased by $3.89, or 8.9%, compared to September 30, 2022.
•Adjusted for dividends declared, book value per diluted common share decreased by $7.10, or 12.7%, over the past twelve months.

* Amounts may not reconcile due to rounding differences
1Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Fourth Quarter Consolidated Underwriting Highlights2

•Gross premiums written increased by $196 million, or 13% ($241 million, or 15%, on a constant currency basis3), to $1.8 billion with an increase of $156 million, or 12% in the insurance segment, and an increase of $40 million, or 16% in the reinsurance segment.
•Net premiums written increased by $149 million, or 16% ($187 million, or 20%, on a constant currency basis3), to $1.1 billion with an increase of $120 million, or 16% in the insurance segment, and an increase of $29 million, or 16% in the reinsurance segment.

	Quarters ended December 31,
KEY RATIOS	2022	2021	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses[4]	55.5%	54.3%	1.2	pts
Catastrophe and weather-related losses ratio	4.7%	4.3%	0.4	pts
Current accident year loss ratio	60.2%	58.6%	1.6	pts
Prior year reserve development ratio	(0.6%)	(0.7%)	0.1	pts
Net losses and loss expenses ratio	59.6%	57.9%	1.7	pts
Acquisition cost ratio	20.6%	20.4%	0.2	pts
General and administrative expense ratio	13.9%	14.8%	(0.9	pts)
Combined ratio	94.1%	93.1%	1.0	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	90.0%	89.5%	0.5	pts

•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $64 million ($54 million, after-tax), (Insurance: $33 million; Reinsurance: $30 million) or 4.7 points, including natural catastrophe and weather-related losses of $32 million, or 2.4 points, primarily attributable to Winter Storm Elliot, and other weather-related events. The remaining losses included $23 million, or 1.7 points attributable to the COVID-19 pandemic, and $9 million, or 0.6 points, attributable to the Russia-Ukraine war. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance, were $54 million, (Insurance: $23 million; Reinsurance: $32 million) or 4.3 points in 2021.
•Net favorable prior year reserve development was $8 million (Insurance: $4 million; Reinsurance: $4 million), compared to $9 million (Insurance: $5 million; Reinsurance: $4 million) in 2021.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures is presented above and a discussion of the rationale for the presentation of these items is provided later in this press release.
4The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less estimated pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Full Year Consolidated Underwriting Highlights

•Gross premiums written increased by $529 million, or 7% ($664 million or 9%, on a constant currency basis), to $8.2 billion with an increase of $722 million, or 15% in the insurance segment, partially offset by a decrease of $194 million, or 7% in the reinsurance segment.
•Net premiums written increased by $336 million, or 7% ($458 million or 9%, on a constant currency basis), to $5.3 billion with an increase of $483 million, or 17% in the insurance segment, partially offset by a decrease of $147 million, or 7% in the reinsurance segment.

	Years ended December 31,
KEY RATIOS	2022	2021	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses	55.5%	55.1%	0.4	pts
Catastrophe and weather-related losses ratio	7.8%	9.5%	(1.7	pts)
Current accident year loss ratio	63.3%	64.6%	(1.3	pts)
Prior year reserve development ratio	(0.5%)	(0.7%)	0.2	pts
Net losses and loss expenses ratio	62.8%	63.9%	(1.1	pts)
Acquisition cost ratio	19.8%	19.6%	0.2	pts
General and administrative expense ratio	13.2%	14.0%	(0.8	pts)
Combined ratio	95.8%	97.5%	(1.7	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	88.5%	88.7%	(0.2	pts)

•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $403 million ($350 million, after-tax), (Insurance: $207 million; Reinsurance: $196 million) or 7.8 points, including natural catastrophe and weather-related losses of $338 million, or 6.5 points, primarily attributable to Hurricane Ian, Winter Storm Elliot, June European Convective Storms, and other weather-related events. The remaining losses included $23 million, or 0.4 points, attributable to the COVID-19 pandemic, and $43 million, or 0.8 points, attributable to the Russia-Ukraine war. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $443 million, (Insurance: $175 million; Reinsurance: $268 million) or 9.5 points in 2021.
•Net favorable prior year reserve development was $26 million (Insurance: $16 million; Reinsurance: $9 million), compared to $32 million (Insurance: $18 million; Reinsurance: $14 million) in 2021.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Quarters ended December 31,
($ in thousands)	2022	2021	Change
Gross premiums written	$1,470,805	$1,315,063	11.8%
Net premiums written	886,786	766,694	15.7%
Net premiums earned	830,514	722,369	15.0%
Underwriting income	123,370	81,673	51.1%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	49.3%	50.8%	(1.5	pts)
Catastrophe and weather-related losses ratio	4.1%	2.9%	1.2	pts
Current accident year loss ratio	53.4%	53.7%	(0.3	pts)
Prior year reserve development ratio	(0.5%)	(0.6%)	0.1	pts
Net losses and loss expenses ratio	52.9%	53.1%	(0.2	pts)
Acquisition cost ratio	18.6%	18.9%	(0.3	pts)
Underwriting-related general and administrative expense ratio	13.7%	16.7%	(3.0	pts)
Combined ratio	85.2%	88.7%	(3.5	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	81.6%	86.4%	(4.8	pts)
•Gross premiums written increased by $156 million, or 12% ($194 million, or 15%, on a constant currency basis), primarily attributable to increases in property and liability lines due to new business and favorable rate changes, and marine and aviation, and accident and health lines due to new business.
•Net premiums written increased by $120 million, or 16% ($151 million, or 20%, on a constant currency basis), reflecting the increase in gross premiums written in the quarter and a decrease in premiums ceded in professional lines, partially offset by an increase in premiums ceded in property lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $33 million, or 4.1 points, including natural catastrophe and weather-related losses of $24 million, or 3.1 points, primarily attributable to Winter Storm Elliot, and other weather-related events. The remaining losses of $9 million, or 1.0 point, were attributable to the Russia-Ukraine war. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance, were $23 million in 2021.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, decreased by 1.5 points in the fourth quarter, compared to the same period in 2021, principally due to improved loss experience in property, marine and aviation, and cyber lines.
•The acquisition cost ratio decreased by 0.3 points in the fourth quarter, compared to the same period in 2021. Excluding the impact of the loss portfolio transfer, the acquisition cost ratio decreased by 1.0 point, primarily related to a decrease in profit commission costs.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•The underwriting-related general and administrative expense ratio decreased by 3.0 points in the fourth quarter, compared to the same period in 2021, mainly driven by an increase in net premiums earned and a decrease in performance-related compensation costs and personnel costs.

	Years ended December 31,
($ in thousands)	2022	2021	Change
Gross premiums written	$5,585,581	$4,863,232	14.9%
Net premiums written	3,377,906	2,894,885	16.7%
Net premiums earned	3,134,155	2,651,339	18.2%
Underwriting income	327,318	224,377	45.9%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	51.0%	51.4%	(0.4	pts)
Catastrophe and weather-related losses ratio	6.5%	6.4%	0.1	pts
Current accident year loss ratio	57.5%	57.8%	(0.3	pts)
Prior year reserve development ratio	(0.5%)	(0.7%)	0.2	pts
Net losses and loss expenses ratio	57.0%	57.1%	(0.1	pts)
Acquisition cost ratio	18.4%	18.3%	0.1	pts
Underwriting-related general and administrative expense ratio	14.2%	16.2%	(2.0	pts)
Combined ratio	89.6%	91.6%	(2.0	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	83.6%	85.9%	(2.3	pts)

•Gross premiums written increased by $722 million, or 15% ($804 million, or 17%, on a constant currency basis), primarily attributable to increases in liability, property, marine and aviation, and professional lines due to favorable rate changes and new business, cyber lines due to favorable rate changes, and accident and health, and credit and political risk lines due to new business.
•Net premiums written increased by $483 million, or 17% ($551 million, or 19%, on a constant currency basis), reflecting the increase in gross premiums written and a decrease in premiums ceded in professional lines, partially offset by an increase in premiums ceded in property lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $207 million, or 6.5 points, including natural catastrophe and weather-related losses of $177 million, or 5.6 points, primarily attributable to Hurricane Ian, Winter Storm Elliot, and other weather-related events. The remaining losses of $29 million, or 0.9 points, were attributable to the Russia-Ukraine war. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $175 million in 2021.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Quarters ended December 31,
($ in thousands)	2022	2021	Change
Gross premiums written	$287,891	$247,765	16.2%
Net premiums written	209,768	180,714	16.1%
Net premiums earned	509,648	515,391	(1.1%)
Underwriting income	8,861	54,336	(83.7%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	65.5%	59.2%	6.3	pts
Catastrophe and weather-related losses ratio	5.7%	6.2%	(0.5	pts)
Current accident year loss ratio	71.2%	65.4%	5.8	pts
Prior year reserve development ratio	(0.8%)	(0.8%)	—	pts
Net losses and loss expenses ratio	70.4%	64.6%	5.8	pts
Acquisition cost ratio	23.7%	22.5%	1.2	pts
Underwriting-related general and administrative expense ratio	4.7%	3.7%	1.0	pts
Combined ratio	98.8%	90.8%	8.0	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	93.9%	85.4%	8.5	pts

•Gross premiums written increased by $40 million, or 16% ($47 million, or 19%, on a constant currency basis), primarily attributable to increases in credit and surety lines driven by increased line sizes and new business, and increases in motor and professional lines associated with favorable market conditions. These increases were partially offset by a decrease in catastrophe lines attributable to the exit from these lines of business in June 2022, and a decrease in liability lines due to timing differences.
•Net premiums written increased by $29 million, or 16% ($36 million, or 20%, on a constant currency basis), reflecting the increase in gross premiums written in the quarter.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $30 million, or 5.7 points, including natural catastrophe and weather-related losses of $8 million, or 1.3 points, primarily attributable to Winter Storm Elliot, and other weather-related events. The remaining losses included $23 million, or 4.4 points attributable to the COVID-19 pandemic. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance, were $32 million in 2021.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, increased by 6.3 points in the fourth quarter, compared to the same period in 2021, principally due to changes in business mix associated with the exit from catastrophe and property lines of business in June 2022, together with a year-to-date update to loss ratios for motor, liability, and professional lines to reflect the current inflationary environment.
•The acquisition cost ratio increased by 1.2 points in the fourth quarter, compared to the same period in 2021, primarily related to changes in business mix associated with the exit from catastrophe and property
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

lines of business in June 2022 and adjustments attributable to loss-sensitive features driven by improved loss performance mainly in credit and surety lines, partially offset by the impact of retrocessional contracts.
•The underwriting-related general and administrative expense ratio increased by 1.0 point in the fourth quarter, compared to the same period in 2021, mainly driven by a decrease in fees related to arrangements with strategic capital partners, partially offset by a decrease in personnel costs.

	Years ended December 31,
($ in thousands)	2022	2021	Change
Gross premiums written	$2,629,014	$2,822,752	(6.9%)
Net premiums written	1,885,150	2,031,739	(7.2%)
Net premiums earned	2,026,171	2,058,511	(1.6%)
Underwriting income	31,365	41,317	(24.1%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	62.6%	59.9%	2.7	pts
Catastrophe and weather-related losses ratio	9.7%	13.3%	(3.6	pts)
Current accident year loss ratio	72.3%	73.2%	(0.9	pts)
Prior year reserve development ratio	(0.4%)	(0.6%)	0.2	pts
Net losses and loss expenses ratio	71.9%	72.6%	(0.7	pts)
Acquisition cost ratio	21.9%	21.3%	0.6	pts
Underwriting-related general and administrative expense ratio	5.3%	5.1%	0.2	pts
Combined ratio	99.1%	99.0%	0.1	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	89.8%	86.3%	3.5	pts

•Gross premiums written decreased by $194 million, or 7% ($140 million, or 5%, on a constant currency basis), primarily attributable to decreases in catastrophe and property lines due to non-renewals and decreased line sizes associated with repositioning the portfolio together with the exit from these lines of business in June 2022, and a decrease in motor lines due to non-renewals and decreased line sizes. These decreases were partially offset by increases in credit and surety, and agriculture lines driven by new business, and an increase in professional lines due to favorable market conditions.
•Net premiums written decreased by $147 million, or 7% ($93 million, or 5%, on a constant currency basis), reflecting the decrease in gross premiums written together with increases in premiums ceded in professional lines, and motor lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $196 million, or 9.7 points, including natural catastrophe and weather-related losses of $160 million, or 8.0 points, primarily attributable to Hurricane Ian, June European Convective Storms, Eastern Australia floods, South Africa floods, Winter Storm Elliot, and other weather-related events. The remaining losses included $23 million, or 1.1 points, attributable to the COVID-19 pandemic and $13 million, or 0.6 points, attributable to the Russia-Ukraine war. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $268 million in 2021.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $147 million increased from $128 million for the fourth quarter of 2021, primarily attributable to an increase in income from fixed maturities due to increased yields. Net realized and unrealized losses recognized in net income for the quarter were $43 million, including net unrealized gains of $41 million ($21 million excluding foreign exchange movements), due to an increase in the market value of our equity securities portfolio during the quarter, compared to net realized and unrealized gains of $20 million in the fourth quarter of 2021.

Pre-tax total return on cash and investments5 was 2.1% including foreign exchange movements (1.6% excluding foreign exchange movements6). Net unrealized gains, pre-tax of $233 million ($182 million excluding foreign exchange movements) were recognized in other comprehensive income (loss) in the quarter due to an increase in the market value of our fixed maturities portfolio, compared to net unrealized losses, pre-tax of $107 million ($104 million excluding foreign exchange movements) recognized during the fourth quarter of 2021. The prior year pre-tax total return was 0.3% including foreign exchange movements (0.3% excluding foreign exchange movements).

For the year ended December 31, 2022, pre-tax total return on cash and investments was (5.9)% including foreign exchange movements ((5.2)% excluding foreign exchange movements), compared to 1.3% including foreign exchange movements (1.6% excluding foreign exchange movements) for the same period in 2021. Net unrealized losses, pre-tax of $909 million ($847 million excluding foreign exchange movements) were recognized in the year, compared to net unrealized losses, pre-tax of $405 million ($361 million excluding foreign exchange movements) for the same period in 2021.

Our fixed income portfolio book yield was 3.5% at December 31, 2022, compared to 1.9% at December 31, 2021. The market yield was 5.6% at December 31, 2022.

5 Pre-tax total return on cash and investments includes net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments and change in unrealized investment gains (losses) generated by average cash and investment balances. Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).
6 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $78 million and $(5) million for the quarters ended December 31, 2022 and 2021, respectively, and foreign exchange (losses) gains of $(110) million and $(40) million for the years ended December 31, 2022 and 2021, respectively.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

Total capital7 at December 31, 2022 was $6.0 billion, including $1.3 billion of debt and $550 million of preferred equity, compared to $6.7 billion at December 31, 2021, with the decrease driven by net unrealized losses reported in other comprehensive income (loss) following a decrease in the market value of our fixed income portfolio, common share dividends declared, and the repurchase of our common shares, partially offset by net income generated for the year.

On December 8, 2022, the Company's Board of Directors authorized a new share repurchase plan for up to $100 million of the Company's common shares, effective January 1, 2023, which may be effected from time to time in open market or privately negotiated transactions through December 31, 2023. The Company intends to repurchase common shares opportunistically, with the timing and amount of the repurchases depending on a variety of factors, including market conditions and corporate and regulatory considerations.

Book value per diluted common share, calculated on a treasury stock basis, increased by $3.45 in the current quarter, and decreased by $8.83 over the past twelve months, to $46.95. The increase in the quarter was driven by net unrealized gains reported in other comprehensive income (loss), and net income generated, partially offset by common share dividends declared, and the decrease over the past twelve months was driven by net unrealized losses reported in other comprehensive income (loss) and common share dividends declared, partially offset by net income generated. Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share was $55.49.

During the fourth quarter of 2022, the Company declared dividends of $0.44 per common share, which represents an increase of 2.3% and is the 19th consecutive year we have increased dividends since our initial public offering in 2003. The total dividends declared over the past twelve months was $1.73 per common share. Adjusted for dividends declared, the book value per diluted common share increased by $3.89, or 8.9%, for the quarter and decreased by $7.10, or 12.7%, over the past twelve months.

7Total capital represents the sum of total shareholders' equity and debt.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, January 26, 2023 at 9:30 a.m. (EST) to discuss the fourth quarter and year-end financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers), or 1-412-902-6506 (international callers), and entering the passcode 6123022 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), or 1-412-317-0088 (international callers), and entering the passcode 9632837. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended December 31, 2022 is available in the Investor Information section of the our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders’ equity of $4.6 billion at December 31, 2022, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor’s and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and Twitter (@AXIS_Capital) accounts as channels of distribution of Company information.  The information we post through these channels may be deemed material.  Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and Twitter.

LinkedIn: http://bit.ly/2kRYbZ5

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2022 (UNAUDITED) AND DECEMBER 31, 2021

	2022	2021

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$11,326,894	$12,313,200
Fixed maturities, held to maturity, at amortized cost	698,351	446,016
Equity securities, at fair value	485,253	655,675
Mortgage loans, held for investment, at fair value	627,437	594,088
Other investments, at fair value	996,751	947,982
Equity method investments	148,288	146,293
Short-term investments, at fair value	70,310	31,063
Total investments	14,353,284	15,134,317
Cash and cash equivalents	751,415	844,592
Restricted cash and cash equivalents	423,238	473,098
Accrued interest receivable	94,418	64,350
Insurance and reinsurance premium balances receivable	2,733,464	2,622,676
Reinsurance recoverable on unpaid losses and loss expenses	5,831,172	5,017,611
Reinsurance recoverable on paid losses and loss expenses	539,676	642,215
Deferred acquisition costs	473,569	465,593
Prepaid reinsurance premiums	1,550,370	1,377,358
Receivable for investments sold	16,052	4,555
Goodwill	100,801	100,801
Intangible assets	197,800	208,717
Operating lease right-of-use assets	92,214	103,295
Other assets	438,338	309,792
Total assets	$27,595,811	$27,368,970

Liabilities
Reserve for losses and loss expenses	$15,168,863	$14,653,094
Unearned premiums	4,361,447	4,090,676
Insurance and reinsurance balances payable	1,522,764	1,324,620
Debt	1,312,314	1,310,975
Federal Home Loan Bank advances	81,388	—
Payable for investments purchased	19,693	31,543
Operating lease liabilities	102,577	119,512
Other liabilities	386,855	427,894
Total liabilities	22,955,901	21,958,314

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,366,253	2,346,179
Accumulated other comprehensive income (loss)	(760,300)	56,536
Retained earnings	6,247,022	6,204,745
Treasury shares, at cost	(3,765,271)	(3,749,010)
Total shareholders' equity	4,639,910	5,410,656

Total liabilities and shareholders' equity	$27,595,811	$27,368,970
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2022 AND 2021

	Quarters ended		Years ended
	2022 (Unaudited)	2021 (Unaudited)	2022 (Unaudited)	2021

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,340,162	$1,237,760	$5,160,326	$4,709,850
Net investment income	147,085	128,128	418,829	454,301
Net investment gains (losses)	(42,558)	20,410	(456,789)	134,279
Other insurance related income	3,076	7,033	13,073	23,295
Total revenues	1,447,765	1,393,331	5,135,439	5,321,725

Expenses
Net losses and loss expenses	798,214	716,225	3,242,410	3,008,783
Acquisition costs	275,573	252,180	1,022,017	921,834
General and administrative expenses	187,472	184,484	680,343	663,304
Foreign exchange losses (gains)	78,989	4,632	(157,945)	315
Interest expense and financing costs	16,426	15,543	63,146	62,302
Reorganization expenses	9,485	—	31,426	—
Amortization of value of business acquired	—	771	—	3,854
Amortization of intangible assets	2,729	3,260	10,917	12,424
Total expenses	1,368,888	1,177,095	4,892,314	4,672,816

Income before income taxes and interest in income (loss) of equity method investments	78,877	216,236	243,125	648,909
Income tax expense	(27,341)	(12,557)	(22,037)	(62,384)
Interest in income (loss) of equity method investments	(3,045)	1,213	1,995	32,084
Net income	48,491	204,892	223,083	618,609
Preferred share dividends	7,563	7,563	30,250	30,250
Net income available to common shareholders	$40,928	$197,329	$192,833	$588,359

Per share data
Earnings per common share:
Earnings per common share	$0.48	$2.33	$2.27	$6.95
Earnings per diluted common share	$0.48	$2.31	$2.25	$6.90
Weighted average common shares outstanding	84,667	84,774	84,864	84,707
Weighted average diluted common shares outstanding	85,655	85,591	85,669	85,291
Cash dividends declared per common share	$0.44	$0.43	$1.73	$1.69

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE QUARTERS ENDED DECEMBER 31, 2022 AND 2021

	2022			2021
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,470,805	$287,891	$1,758,696	$1,315,063	$247,765	$1,562,828
Net premiums written	886,786	209,768	1,096,554	766,694	180,714	947,408
Net premiums earned	830,514	509,648	1,340,162	722,369	515,391	1,237,760
Other insurance related income	89	2,987	3,076	227	6,806	7,033
Net losses and loss expenses	(439,268)	(358,946)	(798,214)	(383,246)	(332,979)	(716,225)
Acquisition costs	(154,859)	(120,714)	(275,573)	(136,172)	(116,008)	(252,180)
Underwriting-related general and
administrative expenses(8)	(113,106)	(24,114)	(137,220)	(121,505)	(18,874)	(140,379)
Underwriting income (9)	$123,370	$8,861	132,231	$81,673	$54,336	136,009

Net investment income			147,085			128,128
Net investment gains (losses)			(42,558)			20,410
Corporate expenses(8)			(50,252)			(44,105)
Foreign exchange losses			(78,989)			(4,632)
Interest expense and financing costs			(16,426)			(15,543)
Reorganization expenses			(9,485)			—
Amortization of value of business acquired			—			(771)
Amortization of intangible assets			(2,729)			(3,260)
Income before income taxes and interest in income (loss) of equity method investments			78,877			216,236
Income tax expense			(27,341)			(12,557)
Interest in income (loss) of equity method investments			(3,045)			1,213
Net income			48,491			204,892
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$40,928			$197,329

Net losses and loss expenses ratio	52.9%	70.4%	59.6%	53.1%	64.6%	57.9%
Acquisition cost ratio	18.6%	23.7%	20.6%	18.9%	22.5%	20.4%
General and administrative expense ratio	13.7%	4.7%	13.9%	16.7%	3.7%	14.8%
Combined ratio	85.2%	98.8%	94.1%	88.7%	90.8%	93.1%
8Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $50 million and $44 million for the quarters ended December 31, 2022 and 2021, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
9Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented in the table above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA
FOR THE YEARS ENDED DECEMBER 31, 2022 (UNAUDITED) AND 2021

	2022			2021
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$5,585,581	$2,629,014	$8,214,595	$4,863,232	$2,822,752	$7,685,984
Net premiums written	3,377,906	1,885,150	5,263,056	2,894,885	2,031,739	4,926,624
Net premiums earned	3,134,155	2,026,171	5,160,326	2,651,339	2,058,511	4,709,850
Other insurance related income	559	12,514	13,073	1,662	21,633	23,295
Net losses and loss expenses	(1,785,854)	(1,456,556)	(3,242,410)	(1,514,998)	(1,493,785)	(3,008,783)
Acquisition costs	(577,838)	(444,179)	(1,022,017)	(484,344)	(437,490)	(921,834)
Underwriting-related general and
administrative expenses(10)	(443,704)	(106,585)	(550,289)	(429,282)	(107,552)	(536,834)
Underwriting income(11)	$327,318	$31,365	358,683	$224,377	$41,317	265,694

Net investment income			418,829			454,301
Net investment gains (losses)			(456,789)			134,279
Corporate expenses(10)			(130,054)			(126,470)
Foreign exchange (losses) gains			157,945			(315)
Interest expense and financing costs			(63,146)			(62,302)
Reorganization expenses			(31,426)			—
Amortization of value of business acquired			—			(3,854)
Amortization of intangible assets			(10,917)			(12,424)
Income before income taxes and interest in income of equity method investments			243,125			648,909
Income tax expense			(22,037)			(62,384)
Interest in income of equity method investments			1,995			32,084
Net income			223,083			618,609
Preferred share dividends			30,250			30,250
Net income available to common shareholders			$192,833			$588,359

Net losses and loss expenses ratio	57.0%	71.9%	62.8%	57.1%	72.6%	63.9%
Acquisition cost ratio	18.4%	21.9%	19.8%	18.3%	21.3%	19.6%
General and administrative expense ratio	14.2%	5.3%	13.2%	16.2%	5.1%	14.0%
Combined ratio	89.6%	99.1%	95.8%	91.6%	99.0%	97.5%
10Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $130 million and $126 million for the years ended December 31, 2022 and 2021, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
11Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented in the table above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2022 AND 2021

	Quarters ended		Years ended
	2022	2021	2022	2021

	(in thousands, except per share amounts)

Net income available to common shareholders	$40,928	$197,329	$192,833	$588,359
Net investment (gains) losses(12)	42,558	(20,410)	456,789	(134,279)
Foreign exchange losses (gains)(13)	78,989	4,632	(157,945)	315
Reorganization expenses(14)	9,485	—	31,426	—
Interest in (income) loss of equity method investments(15)	3,045	(1,213)	(1,995)	(32,084)
Income tax expense (benefit)	(8,397)	1,849	(23,177)	14,166
Operating income	$166,608	$182,187	$497,931	$436,477

Earnings per diluted common share	$0.48	$2.31	$2.25	$6.90
Net investment (gains) losses	0.50	(0.24)	5.33	(1.57)
Foreign exchange losses (gains)	0.92	$0.05	(1.84)	—
Reorganization expenses	0.11	—	0.37	—
Interest in (income) loss of equity method investments	0.04	(0.01)	(0.02)	(0.38)
Income tax expense (benefit)	(0.10)	0.02	(0.28)	0.17
Operating income per diluted common share	$1.95	$2.13	$5.81	$5.12

Weighted average diluted common shares outstanding	85,655	85,591	85,669	85,291

Average common shareholders' equity	$3,941,666	$4,822,856	$4,475,283	$4,803,175

Annualized return on average common equity	4.2%	16.4%	4.3%	12.2%

Annualized operating return on average common equity(16)	16.9%	15.1%	11.1%	9.1%

12Tax expense (benefit) of $(2) million and $2 million for the quarters ended December 31, 2022 and 2021, respectively, and $(36) million and $11 million for the years ended December 31, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
13Tax expense (benefit) of $(5) million and $nil for the quarters ended December 31, 2022 and 2021, respectively, and $16 million and $3 million for the years ended December 31, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
14Tax expense (benefit) of $(1) million and $nil for the quarters ended December 31, 2022 and 2021, respectively, and $(4) million and $nil for the years ended December 31, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
15Tax expense (benefit) of $nil for the quarters and years ended December 31, 2022 and 2021. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
16Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for catastrophes and other weather-related losses, including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives including our exit from catastrophe and property reinsurance lines of business, our expectations regarding pricing and other market and economic conditions including inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign exchange currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

COVID-19
•the adverse impact of the ongoing COVID-19 pandemic on our business, results of operations, financial condition, and liquidity;

Insurance Risk
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•actual claims exceeding loss reserves;
•the failure of any of the loss limitation methods we employ;
•the effects of emerging claims, coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions;
•the failure of our cedants to adequately evaluate risks;
•the adverse impact of inflation;

Strategic Risk
•losses from war including losses related to the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses;
•changes in the political environment of certain countries in which we operate or underwrite business, including the United Kingdom's withdrawal from the European Union;
•the loss of business provided to us by major brokers;
•a decline in our ratings with rating agencies;
•the loss of one or more of our key executives;
•difficulties with technology and/or data security;

Credit Risk
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the failure of our policyholders or intermediaries to pay premiums;
•general economic, capital and credit market conditions, including fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates;
•breaches by third parties in our program business of their obligations to us;

Liquidity Risk
•the inability to obtain additional capital on favorable terms, or at all;

Operational Risk
•changes in accounting policies or practices;
•the use of industry models and changes to these models;

Regulatory Risk
•changes in governmental regulations and potential government intervention in our industry;
•inadvertent failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices; and

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Risks Related to Taxation
•changes in tax laws.

Readers should carefully consider the risks noted above together with other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments recognized in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses include compensation-related costs and software asset impairments mainly attributable to our exit from catastrophe and property reinsurance lines of business, part of an overall approach to reduce our exposure to volatile catastrophe risk, announced in June 2022. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including value of business acquired ("VOBA") arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments recognized in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business, therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses include compensation-related costs and software asset impairments mainly attributable to our exit from catastrophe and property reinsurance lines of business, part of an overall approach to reduce our exposure to volatile catastrophe risk, announced in June 2022. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movement
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
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portfolio. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com